Power of Attorney

Know all by these presents, that the undersigned (the "Reporting Person"), in connection with the Reporting Person's beneficial ownership of Sigma-Aldrich Corporation (the "Company") securities, hereby constitutes and appoints each of Barbara Branchfield, Kimberly Reno or Jesica Betts, or any of them signing singly and with full power of substitution, to act as the Reporting Person's true and lawful attorney-in-fact to:

*	execute for and on behalf of the Reporting Person Forms 3,
4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 (the "Exchange Act") and the rules thereunder;

*	do and perform and all acts for and on behalf of the
Reporting Person which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

*	take any other action of any type whatsoever in connection
with the foregoing, which in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the Reporting Person.

The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting Person, are not assuming, nor is the Company assuming, any of the Reporting Persons responsibilities to comply with
Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to the Reporting Person's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed as of this 16th day of February,2012.


/s/ George Lloyd Miller
Signature

Reporting Person:  George Lloyd Miller
ered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed as of this 16th day of February,2012.


/s/ George Lloyd Miller
Signature

Reporting Person:  Geo